UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2019

Pillarstone Capital REIT
(Exact name of registrant as specified in charter)

Maryland	001-15409	39-6594066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner, Suite 555
Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (832) 810-0100
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.01 per share Preferred Class A Shares, par value of $0.01 per share Preferred Class C Shares, par value of $0.01 per share	PRLE	Other OTC

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On May 22, 2019, Pillarstone Capital REIT (the “Company”) held its 2019 Annual Meeting of Shareholders (the “Annual Meeting”). The shareholders voted on two proposals and cast their votes as described below.

Proposal No. 1

The Company’s shareholders elected to the Board of Trustees one Class I trustee, to serve a three-year term ending at the annual meeting of shareholders in 2022, as set forth below:

	For	Withheld	Broker Non-Votes
Election of Trustee by Shareholders
James C. Mastandrea	2,615,533	456	128,606

As previously reported in the Company’s proxy statement for the Annual Meeting, on April 8, 2019, Daniel G. DeVos notified the Company that he would not be standing for re-election as a Trustee of the Company. Mr. DeVos indicated that his decision was not based on any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Effective as of the Annual Meeting, the size of the Company’s Board was reduced from 6 to 5 members.

Proposal No. 2

The Company’s shareholders ratified the appointment of Pannell Kerr Forster of Texas, P.C. as the Company’s independent auditors for the fiscal year ending December 31, 2019 as set forth below:

For	Against	Abstentions
2,744,160	94	341

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILLARSTONE CAPITAL REIT

Date:	May 23, 2019	By: /s/ John J. Dee
Name: John J. Dee Title: Chief Financial Officer and Senior Vice President